BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Russell Kidder
678 S. Calle Petunia
Palm Springs, CA 92262, USA

Work Order #: W2022052301426
May 23, 2022
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 361765

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate of Correction	Fees	20222340411	5/23/2022 10:27:00 AM	Approved	1	$175.00	$175.00
Certificate of Correction	Expedite Fee	20222340411	5/23/2022 10:27:00 AM	Approved	1	$125.00	$125.00
Total							$300.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6533395494366949203258	Success	$300.00
Total			$300.00

Credit Balance: $0.00

Russell Kidder
678 S. Calle Petunia
Palm Springs, CA 92262, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/24/2022

Work Order Item Number:	W2022052301426-2141664
Filing Number:	20222340411
Filing Type:	Certificate of Correction
Filing Date/Time:	5/23/2022 10:27:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: C6557-1984

Entity Name: Corp HQ, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number C6557-1984
Barbara K. Cegavske	Filing Number 20222340411
Secretary of State State Of Nevada	Filed On 5/23/2022 10:27:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Corp HQ, Inc. Entity or Nevada Business Identification Number (NVID): NV19841013159
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment - Profit Corporation
3. Filing Date:	Filing date of document which correction is being made: 09/16/2021
4. Description:	Description of inaccuracy or defect: Subsequent to the filing of the Certificate of Amendment to change its name from Southern ITS International, Inc. to Corp HQ, Inc., the change of name was denied by a regulatory authority, so no name change was effectuated.
5. Correction:	Correction of inaccuracy or defect: Article 1: The name of the corporation is Southern ITS International, Inc.
6. Signature: (Required)	[signature] Signature — 05/18/2022 Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Southern ITS International, Inc.

Nevada Business Identification # NV19841013159
Expiration Date: 09/30/2022

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/24/2022.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202205242688014
You may verify this certificate online at http://www.nvsos.gov